Exhibit 99.1

FOR IMMEDIATE RELEASE

Global Net Lease Completes $1.8 Billion Refinancing of Revolving Credit Facility

− Cost of Capital Further Reduced Through Immediate 35-Basis Point Reduction in Interest Rate Spread

− Extends Weighted Average Debt Maturity to Approximately 4 Years from 2.7 Years as of Q1’25; No Significant Debt Maturities Until 2027

NEW YORK, August 6, 2025 – Global Net Lease, Inc. (“GNL” or the “Company”) announced today the $1.8 billion refinancing of its Revolving Credit Facility, extending the maturity date from October 2026 to August 2030 inclusive of two 6-month extension options. The refinancing provides attractive benefits for the Company, including an immediate 35-basis point reduction in interest spread due to improved pricing, increased liquidity and an extended weighted average debt maturity. GNL expects to save approximately $2 million in annual interest due to the improved spread pricing. GNL now has no significant debt maturities until 2027.

“This transaction marks another important step in our efforts to create long-term value for shareholders,” said Michael Weil, CEO of GNL. “The refinanced Revolving Credit Facility strengthens GNL’s balance sheet by providing improved terms and further reducing our cost of capital, with the spread on our credit facility lowered by 70 basis points since Q3 2024 as a result of disciplined deleveraging and enhanced pricing terms. We are grateful for the continued support of our longstanding lending partners, whose commitment reflects their confidence in the strength and stability of our Company. We also welcome new lenders in this transaction, whose involvement we believe further validates our strategic direction and enhances the depth of our banking relationships.”

A total of eight lenders are participating in the refinanced Revolving Credit Facility, with BMO Bank N.A. acting as the Administrative Agent. These include existing lenders KeyBank National Association, Truist Bank, Citizens Bank, N.A. and The Huntington National Bank, as well as new participants Bank of America, N.A., Manufacturers and Traders trust Company and First Horizon Bank.

About Global Net Lease, Inc.

Global Net Lease, Inc. is a publicly traded real estate investment trust listed on the NYSE, which focuses on acquiring and managing a global portfolio of income producing net lease assets across the United States, and Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “potential,” “predicts,” “plans,” “intends,” “would,” “could,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks that any potential future acquisition or disposition by the Company is subject to market conditions, capital availability and timing considerations and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in the Company’s forward-looking statements are set forth in the “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:

Investor Relations

Email: investorrelations@globalnetlease.com

Phone: (332) 265-2020